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                                                             EXHIBIT 5.01(a)


                          [LETTERHEAD OF SIDLEY & AUSTIN]



                                February 14, 1997


Millburn Ridgefield Corporation
Managing Owner of
   The Millburn World Resource Trust
600 Steamboat Road
Greenwich, Connecticut  06830

Dear Madam or Sir:

          We refer to the Registration Statement on Form S-1 (Registration No. 33-90756), filed by The Millburn World Resource Trust, a Delaware business trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as amended by Post-Effective Amendment No. 5 thereto, filed with the Securities and Exchange Commission on or about February 14, 1997 (the "Registration Statement"), relating to the registration under the Act of 100,000 Units of Beneficial Interest in the Trust ("Units").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

          Based upon the foregoing, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (the "Act").

          2. Millburn Ridgefield Corporation (the "Managing Owner") is duly organized, validly existing and good standing as a corporation under the laws of the State of Delaware and is in good standing and qualified to do business in each other jurisdiction in

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February 14, 1997
Page 2

which the failure to so qualify might reasonably be expected to result in material adverse consequences to the Trust.

          3. The Managing Owner has taken all corporate action required to be taken by it to authorize the issue and sale of Units to the Unitholders and to authorize the admission to the Trust of the Unitholders as beneficial owners of the Trust.

          4. The Units being offered for sale as described in the Registration Statement, when sold in the manner and under the conditions set forth therein, will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, subject to the obligation of a Unitholder to make payments provided for in Sections 8(d), 8(3) and 17(c) of the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Agreement") and to repay any funds wrongfully distributed to it from the Trust.

          5. Purchasers of the Units will become beneficial owners in the Trust and their liability for the losses and obligations of the Trust will be limited to the extent provided by the Act and the Agreement.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states (including the state of Delaware) to the sale of the Units.

          We are not authorized, and do not purport, to practice law in the State of Delaware. In giving this opinion, except as to paragraphs 2 and 3 above, we have relied exclusively on the opinion dated February 13, 1997 of Messrs. Richards, Layton & Finger, Wilmington, Delaware, a copy of which is attached hereto.

          This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. This opinion shall not be used by any other person for any purpose without our written consent.

                                        Very truly yours,

                                        /s/ SIDLEY & AUSTIN